Exhibit 10.2

FIRST AMENDMENT TO SECURED PROMISSORY NOTE

THIS FIRST AMENDMENT TO SECURED PROMISSORY NOTE (this “First Amendment”) is entered into by and between TLSS-STI, Inc., a Delaware corporation, Severance Trucking Co., Inc. a Massachusetts corporation, Severance Warehousing, Inc., a Massachusetts corporation and McGrath Trailer Leasing, Inc., a Maine corporation (individually, a “Maker” and collectively, the “Makers”), and Kathryn Boyd, Clyde J. Severance, and Robert H. Severance, Jr. (collectively, the “Lender”) effective as of November 8, 2023.

WHEREAS, Makers executed a Secured Promissory Note dated as of February 1, 2023 in favor of Lender, in the original principal amount of One Million Five Hundred Thousand Seventy Two Thousand Nine Hundred and Thirty Eight and 86/100 ($1,572,938.86) Dollars (the “Note”);

WHEREAS, pursuant to the Note, the first payment of the principal in the amount of $524,312.95 and interest in the amount of $94,117.77 was to be due on August 1, 2023 (the “First Payment Date”);

WHEREAS, the Makers were unable to make the first payment on the First Payment Date, however, Makers paid Lender a late fee of $30,921.54 and certain costs incurred by Lender resulting from Makers’ non-payment in the amount of $19,078.46 on August 15, 2023, and Makers made partial interest payments of (i) $50,000.00 on September 1, 2023 and October 2, 2023, respectively, and (ii) $41,035.98 on November 1, 2023; and

WHEREAS, Makers have requested the Note be amended to modify and extend the payment terms and, without waiving any rights or remedies with respect to any future defaults, Lender agrees to amend the Note as more particularly set forth herein.

NOW THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Makers and Lender hereby agree as follows:

1. The foregoing recitations are true and correct and are incorporated herein by reference. To the extent of any inconsistency between the terms of this First Amendment and the terms of the Note, the terms of this First Amendment shall supersede and control to the extent of such inconsistency. Terms not otherwise defined herein shall have the meaning set forth in the Note.

2. Section 2 of the Note, entitled, Payments, shall be amended by deleting subsection (a) in its entirety and replace the same with the following:

“(a) The outstanding principal balance, accrued and unpaid interest, future interest payments, costs incurred in the collection and enforcing payments under the Note, and a late charge shall be paid by Makers to Lender as set forth on the schedule attached hereto as Exhibit A (the “Modified Payment Schedule”). In addition to the payments required under the Modified Payment Schedule, Makers may incur additional late charges or other fees and charges due to an Event of Default (“Default Amounts”). Makers agree to pay such Default Amount to Lender upon demand. All payments due hereunder shall be paid by wire transfer pursuant to the wire instructions attached hereto as Exhibit B.”

3. Section 4 of the Note, entitled, Default, shall be amended by adding the following after subsection (f), “or, (g) any breach, default, or non fulfilment of obligations by any Maker under (i) the Post-Closing Agreement dated November 8, 2023 among Makers and Lender (the “Post-Closing Agreement”), the Indemnification Agreement among Makers, Kathryn Boyd, and other parties thereto dated November 8, 2023, or (iii) the Stock Purchase and Sale Agreement dated January 4, 2023 among TLSS Acquisition, Inc., a Delaware corporation, Makers, Lender, and other parties thereto, which was later assigned and amended by that First Amendment to Stock Purchase and Sale Agreement effective February 1, 2023 by and among Makers, Lender, and other parties thereto, and further modified by the Post-Closing Agreement (collectively, the “SPA”).

4. Section 5 of the Note, entitled, Late Charge, shall be amended by deleting “ten (10) days” and replacing the same with “five (5) days”.

5. Except as modified herein, all other terms and conditions of the Note shall remain in full force and effect. The Note, as amended by this First Amendment, shall continue to be secured and guaranteed by the Security Agreement, the corporate guaranty provided by Makers’ affiliate, all liens securing Lender’s rights under the Note, and all other rights of Lender under law or contract.

6. This First Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which shall be deemed one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, Lender and Makers have executed this First Amendment as of the day and year first above written.

LENDER:

Kathryn Boyd

Clyde J. Severance

Robert H. Severance, Jr.

MAKERS:

TLSS-STI, Inc., a Delaware corporation

By:
Sebastian Giordano, CEO

Severance Trucking Co., Inc., a Massachusetts
Corporation

By:
Sebastian Giordano, CEO

Severance Warehousing, Inc., a Massachusetts
Corporation

By:
Sebastian Giordano, CEO

McGrath Trailer Leasing, Inc., a Maine corporation

By:
Sebastian Giordano, CEO

Exhibit A

Payment Schedule

Payment Date	Late Fee and Collection Costs (assuming no future late payments)	Outstanding Interest (2/1/23 – 1/31/24)	Regular Interest (2/1/24 – 2/1/25)	Principal	Working Capital Deficit	Total Payment
12/1/2023	$0.00	$47,716.68	$0.00	$5,283.32	$0.00	$53,000.00
1/1/2024	$0.00	$0.00	$0.00	$53,000.00	$0.00	$53,000.00
2/1/2024	$0.00	$0.00	$497.97	$504,885.18	$0.00	$505,383.15
8/1/2024	$0.00	$0.00	$60,088.25	$504,885.18	$0.00	$564,973.43
2/1/2025	$0.00	$0.00	$30,708.08	$504,885.18	$-171,887.00	$363,706.26

Exhibit B

Wire Instructions for Lender

To be attached